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                                                                    EXHIBIT 99.5
                          PROXY VOTING INTERNET SITE

                          Internet Proxy Voting Service

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THE DIRECTORS RECOMMEND A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:
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PROPOSAL 1. ELECTION OF DIRECTORS.          [ ] FOR ALL   [ ] WITHHOLD ALL
                                            [ ] FOR ALL EXCEPT:

                                                       [             ]



PROPOSAL 2. TO APPROVE A NEW INVESTMENT
            ADVISORY AGREEMENT.             [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

PROPOSAL 3. TO RATIFY THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS L.L.P.         [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

                      These proposals are for display only.
  Please refer to the proxy statement for discussion of each of these matters. If no specification is made on a proposal, the proposal will be voted "For".
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[STRONG FUNDS LOGO]       INTERNET PROXY VOTING SERVICE
                                PROXY VOTING CARD
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                    THANK YOU! YOUR VOTE HAS BEEN SUBMITTED.

THE DIRECTORS RECOMMEND A VOTE FOR EACH OF THE FOLLOWING PROPOSALS.

PROPOSAL 1. ELECTION OF DIRECTORS.
PROPOSAL 2. TO APPROVAL A NEW INVESTMENT ADVISORY AGREEMENT
PROPOSAL 3. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P.

                      These proposals are for display only.
  Please refer to the proxy statement for discussion of each of these matters.

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